Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

First Quarter 2013 Financial Results

$26.5 Million First Quarter Revenue Grows 28 percent Year-over-Year

Carlsbad, Calif. – April 30, 2013 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the first quarter ended March 31, 2013.

Management Commentary

“We are pleased to announce that in the first quarter, we realized revenue of $26.5 million, which represents growth of 28 percent year-over-year,” commented Kishore Seendripu, Ph.D., Chairman and CEO. “Our revenue growth in the first quarter reflected a return to strong momentum in Cable across a broad range of applications, with particular strength in DOCSIS 3.0 solutions. We are encouraged not only by the renewed demand for our Cable solutions, but also by evidence of strong product development and customer engagement traction for our industry leading RF broadband front-end technologies for new and exciting markets such as Satellite TV.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the first quarter of 2013 was $26.5 million, an increase of 7 percent compared to the fourth quarter of 2012 and an increase of 28 percent compared to the first quarter of 2012. Gross profit in the first quarter of 2013 was 63 percent of revenue, compared to 63 percent in the fourth quarter of 2012 and 60 percent in the first quarter of 2012.

Net loss for the first quarter of 2013 was $2.3 million, or $0.07 per share (diluted), compared with net losses of $4.6 million, or $0.14 per share (diluted), for the fourth quarter of 2012 and $6.6 million, or $0.20 per share (diluted), for the first quarter of 2012.

Positive cash flow provided by operations for the first quarter of 2013 totaled $0.8 million, compared with $1.4 million for the fourth quarter of 2012, and negative cash flow used in operations of $1.1 million in the first quarter of 2012.

Cash, cash equivalents and investments totaled $77.3 million at March 31, 2013, compared to $77.3 million at December 31, 2012, and $83.4 million at March 31, 2012.

Non-GAAP Results

Non-GAAP gross profit in the first quarter of 2013 was 63 percent of revenue, compared to 63 percent in the fourth quarter of 2012 and 60 percent in the first quarter of 2012.

Non-GAAP net income for the first quarter of 2013 was $2.5 million, or $0.07 per share (diluted), compared with $0.7 million, or $0.02 per share (diluted), for the fourth quarter of 2012, and non-GAAP net loss of $2.0 million, or $0.06 per share (diluted), for the first quarter of 2012.

Second Quarter 2013 Revenue Guidance

We expect revenue in the second quarter of 2013 to increase approximately 6% to 10% sequentially to $28 to $29 million.

Conference Call Details

MaxLinear will host its first quarter 2013 financial results conference call today, April 30, 2013 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-2068 / International: 1-480-629-9712 with conference ID: 4611910. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at www.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until May 14, 2013. A replay of the conference call will also be available until May 14, 2013 by dialing US toll free: 1-800-406-7325 / International: 1-303-590-3030 and referencing passcode: 4611910.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current forecast for second quarter 2013 revenue), trends and growth opportunities in specific product markets such as cable and satellite applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business, operating results, and stock price, include, among others, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and satellite applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; limited trading volumes; the timing and development of the global transition from analog to digital television; intellectual property risks, including risks arising from our continuing intellectual property litigation with Silicon Laboratories; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which MaxLinear expects to file with the SEC in April 2013.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2013, which if achieved will be settled in stock in 2014; (iii) an accrual related to our performance based bonus plan for 2012, which will be settled in stock in 2013; (iv) expenses associated with our acquisition of certain new market related technology licenses; and (v) estimated fines and penalties and professional fees related to our previously disclosed export compliance and IP litigation matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Any bonus payments excluded from our non-GAAP net income under our 2013 and 2012 bonus plans will be settled through the issuance of shares of Class A common stock under our equity incentive plans. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related technology licenses, intellectual property litigation and estimated fines and penalties and professional fees related to export compliance matters are unrelated to our underlying business. Therefore, we do not believe these are indicative of our core operating performance and exclude these expenses in management evaluations of our business.

Expenses incurred in relation to our export compliance review include (i) charges relating to estimates of potential export compliance fines and penalties, and (ii) professional fees incurred as a result of our audit committee’s review and the final voluntary disclosures submitted to governmental agencies.

Expenses incurred in relation to our intellectual property litigation with Silicon Laboratories include professional fees incurred. MaxLinear believes the lawsuit is without merit and intends to vigorously defend itself.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Net revenue	$26,534	$24,830	$20,683
Cost of net revenue	9,822	9,126	8,267

Gross profit	16,712	15,704	12,416
Operating expenses:
Research and development	11,511	12,634	11,908
Selling, general and administrative	7,403	7,475	6,959

Total operating expenses	18,914	20,109	18,867

Loss from operations	(2,202)	(4,405)	(6,451)
Interest income	59	61	65
Interest expense	(4)	(8)	(19)
Other expense, net	(73)	(123)	(96)

Loss before income taxes	(2,220)	(4,475)	(6,501)
Provision for income taxes	80	106	61

Net loss	$(2,300)	$(4,581)	$(6,562)

Net loss per share:
Basic	$(0.07)	$(0.14)	$(0.20)

Diluted	$(0.07)	$(0.14)	$(0.20)

Shares used to compute net loss per share:
Basic	32,821	32,591	33,312

Diluted	32,821	32,591	33,312

MAXLINEAR, INC.

UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Operating Activities
Net loss	$(2,300)	$(4,581)	$(6,562)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Amortization and depreciation	981	970	870
Amortization of investment premiums, net	223	251	249
Stock-based compensation	2,789	2,820	2,223
Gain on sale of available-for-sale securities	—	(2)	—
Write down of long-lived assets	64	113	69
Changes in operating assets and liabilities:
Accounts receivable	(3,461)	1,721	(648)
Inventory	1,229	(945)	1,316
Prepaid and other assets	117	(99)	228
Accounts payable, accrued expenses and other current liabilities	(3,713)	107	959
Accrued compensation	2,277	1,018	1,567
Deferred revenue and deferred profit	648	(52)	(1,515)
Accrued price protection liability	1,908	(72)	527
Other long-term liabilities	39	113	(363)

Net cash provided by (used in) operating activities	801	1,362	(1,080)
Investing Activities
Purchases of property and equipment	(542)	(2,029)	(848)
Purchases of intangible assets	—	—	(195)
Purchases of available-for-sale securities	(32,172)	(21,528)	(32,390)
Maturities of available-for-sale securities	27,300	19,251	30,250

Net cash used in investing activities	(5,414)	(4,306)	(3,183)
Financing Activities
Payments on capital leases	(1)	(2)	(24)
Net proceeds from issuance of common stock	23	1,019	79
Minimum tax withholding paid on behalf of employees for restricted stock units	(48)	(58)	(24)
Repurchases of common stock	—	(2,840)	—

Net cash provided by (used in) financing activities	(26)	(1,881)	31

Effect of exchange rate changes on cash and cash equivalents	3	1	2
Decrease in cash and cash equivalents	(4,636)	(4,824)	(4,230)
Cash and cash equivalents at beginning of period	21,810	26,634	28,026

Cash and cash equivalents at end of period	$17,174	$21,810	$23,796

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,	March 31,
	2013	2012	2012
Assets
Current assets:
Cash and cash equivalents	$17,174	$21,810	$23,796
Short-term investments, available-for-sale	41,727	50,265	52,299
Accounts receivable, net	18,019	14,558	11,069
Inventory	8,662	9,891	6,766
Prepaid expenses and other current assets	1,370	1,494	1,163

Total current assets	86,952	98,018	95,093
Property and equipment, net	6,550	6,866	5,052
Long-term investments, available-for-sale	18,356	5,181	7,323
Intangible assets	123	275	834
Other long-term assets	264	257	231

Total assets	$112,245	$110,597	$108,533

Liabilities and stockholders’ equity
Current liabilities	$30,728	$29,568	$19,280
Other long-term liabilities	828	796	492
Capital lease obligations, net of current portion	—	—	1
Total stockholders’ equity	80,689	80,233	88,760

Total liabilities and stockholders’ equity	$112,245	$110,597	$108,533

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
GAAP net loss	$(2,300)	$(4,581)	$(6,562)
Stock-based compensation:
Cost of net revenue	24	24	18
Research and development	1,754	1,792	1,448
Selling, general and administrative	1,011	1,003	757

Total stock-based compensation	2,789	2,819	2,223
Share-based bonus plan*:
Cost of net revenue	10	12	7
Research and development	642	750	554
Selling, general and administrative	352	583	358

Total share-based bonus plan	1,004	1,345	919
Acquisition of technology licenses	—	—	285
Estimated export compliance and IP litigation costs, net **	959	1,088	1,118

Non-GAAP net income (loss)	$2,452	$671	$(2,017)

Shares used in computing non-GAAP basic net income (loss) per share	32,821	32,591	33,312

Shares used in computing GAAP diluted net income (loss) per share	32,821	32,591	33,312
Dilutive common stock equivalents	1,256	1,157	—

Shares used in computing non-GAAP diluted net income (loss) per share	34,077	33,748	33,312

Non-GAAP basic net income (loss) per share	$0.07	$0.02	$(0.06)

Non-GAAP diluted net income (loss) per share	$0.07	$0.02	$(0.06)

*	Share-based bonus plan for the three months ended March 31, 2013 relates to an accrual related to our performance based bonus plan for 2013, which will be settled in stock in 2014. Share-based bonus plan for the three months ended December 31, 2012 and March 31, 2012 relates to an accrual related to our performance based bonus plan for 2012, which will be settled in stock in 2013.
**	Estimated export compliance and IP litigation costs, net for the three months ended December 31, 2012 includes the reduction of previously recorded export compliance fines and penalties of $250.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012
GAAP gross profit as a % of revenue	63.0%	63.2%	60.1%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Share-based bonus plan:
Cost of net revenue	—	0.1%	—

Non-GAAP gross profit as a % of revenue	63.1%	63.4%	60.2%

GAAP loss from operations as a % of revenue	(8.3)%	(17.7)%	(31.2)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	6.6%	7.2%	7.0%
Selling, general and administrative	3.8%	4.0%	3.7%
Share-based bonus plan:
Cost of net revenue	—	0.1%	—
Research and development	2.5%	3.0%	2.7%
Selling, general and administrative	1.3%	2.3%	1.7%
Acquisition of technology licenses	—	—	1.4%
Estimated export compliance and IP litigation costs	3.6%	4.4%	5.4%

Non-GAAP income (loss) from operations as a % of revenue	9.6%	3.4%	(9.2)%